THE SHARPER IMAGE(R)                                      EXHIBIT 99.1
650 Davis Street
San Francisco, CA  94111                                  Corporate Headquarters

FOR IMMEDIATE RELEASE
May 22, 2003

Contact: Jeff Forgan, Executive Vice President/Chief Financial Officer The Sharper Image
             415/445-1583

              SHARPER IMAGE REPORTS RECORD FIRST QUARTER EARNINGS,
                   COMPARABLE STORE SALES INCREASE 19 PERCENT

         San Francisco, CA - Sharper Image Corporation (NASDAQ: SHRP) today reported record revenues and earnings for first quarter ended April 30, 2003.

First quarter

         o   Record first quarter earnings of $0.05 per diluted share

         o   Comparable store sales increase 19 percent

         o   Catalog  sales  increase  16 percent

         o   Internet sales increase 42 percent

         o   Total revenues increase 27 percent

         For the three months ended April 30, 2003, total Company revenues increased 27 percent to $119.8 million from last year's $94.1 million. Total store sales increased 32 percent to $65.8 million from $50.0 million in the prior year; comparable store sales increased 19 percent. Catalog sales increased 16 percent to $34.3 million from the last year's $29.6 million. Internet sales increased 42 percent to $16.9 million from last year's $11.9 million. The first quarter net earnings of $682 thousand, $0.05 per diluted share, was a 358 percent increase from last year's net earnings of $149 thousand, $0.01 per diluted share.

Operational discussion

         "This is a great start to our fiscal year," said Richard Thalheimer, founder, chairman and chief executive officer. "The first quarter's record earnings are the direct result of the popularity of our proprietary products. The first quarter's comparable store sales increase of 19 percent was achieved on top of fiscal 2002's first quarter excellent comparable store sales gain of 12 percent - a very strong performance.

          "All of our sales channels - stores, catalog, Internet and business-to-business - each posted excellent sales throughout the quarter. Our multimedia advertising program was successful in highlighting our proprietary Sharper Image Design products and Sharper Image branded merchandise.

         "We saw continuing improved leverage in our operating expenses and our retail gross margin in the first quarter," Mr. Thalheimer explained.

         "During the first quarter, we opened one new store, The Shoppes at Grand Prairie in Peoria, Illinois, and we are on track to reach our goal of opening 15 to 20 percent new stores this year.

          "On May 1st, we successful concluded a stock offering of 1.9 million Company shares. The proceeds from this offering will further strengthen our strong balance sheet and provide additional funding for the Company's growth initiatives," Mr. Thalheimer concluded.

Conference Call Information

         Interested parties are invited to listen May 22, 2003 to a live conference call discussing operating results for the first quarter ended April 30, 2003 at 1:00 PM Pacific, 4:00 Eastern time, at www.sharperimage.com or call
(888) 211-8104. The conference call may also be accessed from outside the United States at (706) 643-0143. To access the conference call from www.sharperimage.com click on "About The Sharper Image" on the home page, which will take you to our Investor Relations Web site. A replay of the conference call will be available starting at 7:00 PM Eastern time May 22, 2003 to 12:00 Midnight Eastern time May 27, 2003 by dialing (800) 642-1687 and entering code number 574513. The replay of the conference call for the same period is available outside the United States by calling (706) 645-9291 and entering code number 574513.

         Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant and growing proportion of sales are of proprietary products created by the Company's product development group, Sharper Image Design. The Company operates over 125 stores throughout the United States, mails millions of its award-winning catalogs each month and advertises through other direct response media including television. The Company's products may also be purchased on the Internet via its online store at sharperimage.com. The Company also has an online auction site where consumers can place bids to win Sharper Image products at lower prices; the auction site is accessed from the home page of the Company's Web site. The Company also markets its products through business-to-business sales for corporate marketing programs and wholesale customers.

         This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about our future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forwarding-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks and uncertainties are discussed in our Annual Report on Form 10-K under "Factors Affecting Future Operating Results" and include our ability to continue to find or develop and to offer attractive merchandise to our customers, changes in business and economic conditions, risks associated with the expansion of our retail store, catalog and Internet operations, and changes in the competitive environment in which we operate. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which we file from time to time with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.

                                                                    Exhibit 99.1
                          SHARPER IMAGE CORPORATION(R)
                          FINANCIAL TABLES (Unaudited)
                 (Dollars in thousands except per share amounts)


                                                           Three-Months                   Trailing Twelve-Months
                                                          Ended April 30,                   Ended April1 30,(1)
STATEMENTS OF OPERATIONS                             2003              2002(2)           2003(3)           2002(3)
                                                 ------------       -----------      ------------       ------------
Revenues                                         $    119,798       $    94,086      $    549,006       $    421,619

Cost of products                                       51,106            39,695           241,455            196,387
Buying and occupancy                                   13,021            10,989            50,217             42,007
Advertising                                            25,565            20,193           102,732             75,805
General, selling and administrative                    28,893            23,040           126,409             99,643
                                                 ------------       -----------      ------------       ------------

Operating income                                        1,213               169            28,193              7,777
Other income (expense)-net                                (57)               84              (334)              (269)
                                                 ------------       -----------      ------------       ------------
Earnings before income tax                              1,156               253            27,859              7,508

Income tax expense                                        474               104            11,419              3,006
                                                 ------------       -----------      ------------       ------------

Net earnings                                     $        682       $       149      $     16,440       $      4,502
                                                 ============       ===========      ============       ============

Net earnings per share - basic                   $       0.05       $      0.01      $       1.32       $       0.38
Net earnings per share - diluted                 $       0.05       $      0.01      $       1.25       $       0.36

Weighted avg. number of shares - basic             12,653,000        12,052,000        12,473,000         11,940,000
Weighted avg. number of shares - diluted           13,300,000        12,897,000        13,170,000         12,473,000

Stores open                                               127               114

                                                                         April 30,
BALANCE SHEETS                                                      2003         2002(3)
                                                                  --------      --------
Current assets
       Cash and equivalents                                       $ 36,012      $ 32,459
       Accounts receivable, net                                     13,469         8,677
       Merchandise inventories                                      77,262        60,371
       Other current assets                                         20,377        13,832
                                                                  --------      --------
                Total current assets                               147,120       115,339
Property and equipment, net                                         52,836        45,818
Other long-term assets                                               4,636         4,478
                                                                  --------      --------
                Total assets                                      $204,592      $165,635
                                                                  ========      ========

Current liabilities                                               $ 76,568      $ 62,347
Notes payable                                                           --         1,987
Other liabilities                                                    9,707         5,810
                                                                  --------      --------
                Total liabilities                                   86,275        70,144
Stockholders' equity
       Common stock                                                    127           121
       Additional paid-in capital                                   50,204        43,821
       Retained earnings                                            67,986        51,549
                                                                  --------      --------
                Total stockholders' equity                         118,317        95,491
                                                                  --------      --------
                Total liabilities and stockholders' equity        $204,592      $165,635
                                                                  ========      ========

1 Trailing twelve-month earnings and weighted average number of shares outstanding are presented for illustrative purposes only.

2 As adjusted for restatements, which resulted in a change from a net loss of $0.02 to net earnings of $0.01 per diluted share

3    Includes restatement of prior periods